Exhibit 99.1
Energy West, Incorporated Announces the Reinstatement of Quarterly Dividends
     Great Falls, Mont., October 6, 2005/ PRNewswire — First Call/—ENERGY WEST, INCORPORATED (NASDAQ: EWST), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced today that its Board of Directors has approved a quarterly dividend of $.04 per share. The dividend will be paid on October 28, 2005 to shareholders of record at the close of business on October 14, 2005.
     David Cerotzke, the Company’s President and CEO, stated “We are very pleased to report the reinstatement of a dividend. We appreciate the patience of our shareholders during the suspension of our dividend payments. It is our intention to pay a quarterly dividend and to increase the level of the dividend in future quarters as our financial performance continues to improve. We consider this announcement to be one more indication that the value of our core operations in utility and related energy services is reemerging.”

Safe Harbor Forward Looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar expressions. Specific forward-looking statements contained in this press release include the Company’s intention to pay a quarterly dividend and to increase the level of the dividend in future quarters. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond Energy West’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.
For additional information or clarification, please contact: John Allen (406 791-7503)
Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.